EXECUTION COPY [***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed. APPENDIX A ALLEGIANT AIR, LLC PRE-DELIVERY PAYMENT FINANCING OF UP TO 20 BOEING 737 MAX AIRCRAFT DEFINITIONS RELATING TO THE PDP CREDIT AGREEMENT AND THE SECURITY AGREEMENT “Act” has the meaning set forth in Section 13.2 of the Credit Agreement. “Affiliate”, with respect to a specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “AGTA” means the Aircraft General Terms Agreement No. WJE-AGTA, dated as of December 31, 2021, between the Borrower and the Manufacturer. “Aircraft” means the aircraft scheduled for delivery under the Purchase Agreement specified on Schedule II to the Credit Agreement, but excluding each Aircraft released from the Lien of the Security Agreement pursuant to Section 11.1(a) of the Security Agreement on or prior to such date; […***…]. “AML Laws” means all laws, rules, and regulations of the United States, […***…] or any jurisdiction applicable to the Borrower or the Guarantor from time to time concerning or relating to anti-money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto. “Anti-Corruption Laws” means all laws, rules, and regulations of the United States, […***…], or any jurisdiction applicable to the Borrower or the Guarantor from time to time concerning or relating to anti-bribery or anti-corruption including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended and […***…], as amended. “Applicable Jurisdiction” means any of […***…]. “Applicable Margin” has the meaning set forth on Schedule I of the Credit Agreement, […***…]. “Assignment” has the meaning set forth in Section 8.1(d) of the Credit Agreement.

APPENDIX A Page 2 “Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.16 of the Credit Agreement. “AWV” has the meaning set forth in Section 13.5 of the Credit Agreement. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers. “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. “Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§ 101 et seq. “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.16(a) of the Credit Agreement. “Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Facility Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of the Credit Agreement and the other Operative Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or

APPENDIX A Page 3 negative value or zero) that has been selected by the Facility Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means a date and time determined by the Facility Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an

APPENDIX A Page 4 entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Credit Agreement and under any Operative Document in accordance with Section 2.16 of the Credit Agreement and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes under the Credit Agreement and under any Operative Document in accordance with Section 2.16 of the Credit Agreement. “BFE” has the meaning set forth in the Manufacturer’s Consent. “BFE List” has the meaning set forth in Section 3.3(a) of the Security Agreement. “Borrower” means Allegiant Air, LLC, a limited liability company duly formed under the laws of the State of Nevada, and, subject to the provisions of the Credit Agreement, its successors and permitted assigns. “Borrowing Notice” means a borrowing notice substantially in the form of Exhibit A to the Credit Agreement that is completed as a Borrowing Notice. “Borrowing Notice Date” means, with respect to any proposed Funding to be advanced or Payment Date in a particular calendar month, the second Business Day of such month. “Break Funding Loss” means, as of the date of determination thereof and as to any Lender and its affected Loans, (x) the amount of any losses, costs and expenses incurred by such Lender by reason of the circumstances contemplated by Section 2.9 of the Credit Agreement and resulting from the redeployment of funds or deposits acquired by or funding arrangements put in place by such Lender to fund or maintain, as the case may be, such Loans for the remainder of the applicable Interest Period (or, in the case of a failure to borrow, for the period that would have been the Interest Period for such Loans) in which such date of determination occurs or (y) the amount of any costs and expenses paid by such Lender to such Lender’s counterparty or fundings sources for funds or deposits acquired by such Lender or in respect of funding

APPENDIX A Page 5 arrangements put in place by such Lender to fund or maintain, as the case may be, such Loans by reason of the circumstances contemplated by Section 2.9 of the Credit Agreement and resulting from the unwinding or liquidation of such funds for the remainder of the applicable Interest Period (or, in the case of a failure to borrow, for the period that would have been the Interest Period for such Loans) in which such date of determination occurs. Without limiting the effect of the preceding sentence, in the case of any prepayment or acceleration, such compensation shall not exceed an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so prepaid or accelerated from the date of such prepayment or acceleration to the last day of such Interest Period (the “Break Period”) in excess of (ii) interpolated Term SOFR determined solely for the Break Period (as reasonably determined by such Lender). Each affected Lender shall provide a certificate to the Borrower documenting its calculation of Break Funding Loss. “Business Day” means (a) for all purposes in respect of the Applicable Rate, determining Interest Periods, the due date of any payment on some or all of the Loans or any date for a prepayment of some or all of the Loans (or any notice in respect of the foregoing), any day other than a Saturday, Sunday or a day on which commercial banking institutions in Frankfurt, Germany, Las Vegas, Nevada, New York, New York or the city and state in which the Corporate Trust Department is located, are authorized or required by law, regulation or executive order to be closed, and (b) for any other purpose under the Operative Documents, any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in Frankfurt, Germany, Las Vegas, Nevada, New York, New York or the city and state in which the Corporate Trust Department is located; provided that, when used in connection with SOFR, Term SOFR or Term SOFR Rate, the term “Business Day” means “U.S. Government Securities Business Day”. “Cape Town Convention” means the official English language text of the Convention of International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which was signed in Cape Town, South Africa on November 16, 2001. “Certificated Air Carrier” means any United States air carrier that is a “citizen of the United States” within the meaning of Section 40102(a)(15) of the Federal Aviation Act holding a certificate of public convenience and necessity issued pursuant to 49 U.S.C. § 41102 and an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof. “Claims” means liabilities, obligations, losses, damages, penalties, claims, actions, suits, and costs or expenses of any kind (whether or not on the basis of negligence, strict or absolute liability or liability in tort). “Closing” means the first Funding.

APPENDIX A Page 6 “Closing Date” means the date on which the conditions precedent specified in Section 3.1 of the Credit Agreement have been satisfied and on which the first Funding shall occur as specified in the initial Borrowing Notice following the Effective Date. “Code” means the United States Internal Revenue Code of 1986, as amended. “Collateral” has the meaning set forth in Article II of the Security Agreement. “Commitment” means, in respect of each Lender, the amount set forth opposite the name of such Lender on Schedule I of the Credit Agreement, as the same may be adjusted from time to time pursuant to the terms hereof. “Commitment Fee” has the meaning set forth in Section 2.15 of the Credit Agreement. “Commitment Period” means the period commencing on (and including) the Effective Date and ending on the earlier to occur of (a) 5:00 p.m. (New York time) on the Commitment Termination Date, (b) the acceleration of the Loans (if any) and the termination of the Commitments in accordance with the terms of the Credit Agreement and (c) the termination of the Commitments as a whole pursuant to Section 2.1(h) of the Credit Agreement. “Commitment Termination Date” means […***…]; provided that if such day is not a Funding Business Day, then such Commitment Termination Date shall be the immediately succeeding Funding Business Day. “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.9 of the Credit Agreement and other technical, administrative or operational matters) that the Facility Agent decides, in consultation with Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Facility Agent in a manner substantially consistent with market practice and reasonably adherent to the terms of the Credit Agreement (or, if the Facility Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Facility Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Facility Agent decides, in consultation with Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Operative Documents). “Corporate Trust Department” means the Corporate Trust Department of the Security Trustee. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

APPENDIX A Page 7 “Credit Agreement” means that certain PDP Credit Agreement, dated as of September 30, 2022, among the Borrower, the Lenders party thereto from time to time, the Facility Agent and the Security Trustee, as amended, modified or supplemented in accordance with the provisions thereof. “Debt Rate” means (a) a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Margin or (b) if a Market Disruption Event is continuing, a rate determined in accordance with Section 2.12 of the Credit Agreement. “Defaulting Lender” means any Lender (i) which shall have failed to fund the full amount of its Percentage Share of any Funding notwithstanding the satisfaction of the applicable conditions precedent to such Funding (other than the conditions precedent within the control of such Lender) and such failure continues for two Business Days or (ii) that has notified the Borrower, the Security Trustee, the Facility Agent or any other Lender or has made a public statement, in each case, verbally or in writing and has not rescinded such notice or publication, to the effect, that it does not intend or expect to comply with any of its funding obligations (x) under the Credit Agreement (unless such notification or public statement relates to such Lender’s obligation to advance is Percentage Share of a Funding hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) or (y) generally under other agreements in which it commits to extend credit. “Department of Transportation” means the U.S. Department of Transportation and any agency or instrumentality of the U.S. Government succeeding to its functions. “Dollars” and “$” mean the lawful currency of the United States. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “Effective Date” means the date of the Credit Agreement. “Eligible Aircraft” means, as of any date of determination, each Aircraft for which the Manufacturer has received […***…] on or prior to such date. “Eligible PDP Amount” means, with respect to any Eligible Aircraft as of any date of determination, (x) the aggregate amount of PDPs received by the Manufacturer on or prior to such date with respect to such Eligible Aircraft minus (y) […***…] determined in each case after giving effect to any payment of PDPs by the Borrower prior to such date. “Engine” means a CFM model LEAP 1B-23 engine (for a MAX 7 Aircraft) or a CFM model LEAP 1B-27 engine (for a MAX 8200 Aircraft). “Engine Manufacturer” means CFM International, Inc., a Delaware corporation, and its successors and assigns.

APPENDIX A Page 8 “Engine Manufacturer’s Consent” means the Engine Benefits Agreement, dated as of the Effective Date, by the Engine Manufacturer. […***…] “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” has the meaning set forth in Section 5.1 of the Security Agreement. […***…] “FAA” means the U.S. Federal Aviation Administration and any agency or instrumentality of the U.S. Government succeeding to its functions. “Facility Agent” has the meaning set forth in the introductory paragraph of the Credit Agreement. “Facility Agent Fee” has the meaning set forth in Section 4.1(b) of the Credit Agreement. “FATCA” means Sections 1471 through 1474 of the Code as of the Effective Date (or any amended or successor provisions that are substantively comparable and not materially more onerous to comply with); any current or future regulations or official interpretations thereof; any agreements entered into pursuant to Section 1471(b)(1) of the Code; and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code. “Federal Funds Rate” means shall mean, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Fee Letter” means (i) the Fee Letter, dated as of the Effective Date, among the Borrower and the Original Lenders and (ii) any other “fee letter” from time to time entered into among any of the Borrower and the Lenders. […***…] “Floor” means a rate of interest equal to 0%. “Foreign Lender” means any Lender that is not a U.S. Person.

APPENDIX A Page 9 “Funding” means each advance by the Lenders to the Borrower of a portion of the Commitments; […***…]. “Funding Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks are authorized or required by law, regulation or executive order to be closed in New York, New York or Frankfurt am Main, Germany, and that is also a Business Day for purposes of clause (a) of the definition thereof. “Funding Costs” means, with respect to each Lender, the fees, costs and expenses of such Lender incurred in connection with the initial Funding contemplated by the form of Borrowing Notice attached to the Credit Agreement as Exhibit A. “Funding Date” means each of (i) the Closing Date and (ii) each Payment Date during the Commitment Period on which a Funding shall be advanced hereunder. “General Terms Agreement” means the General Terms Agreement No. CFM-1- 1052273, dated December 31, 2021, between the Borrower and the Engine Manufacturer as defined in the Engine Manufacturer’s Consent. “Government” means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof. “Guarantee” means that certain guarantee agreement, dated as of the Effective Date, by the Guarantor in favor of the Security Trustee, the Facility Agent and the Lenders. “Guarantor” means Allegiant Travel Company, a corporation duly formed and existing under the laws of Nevada, and its successors and permitted assigns. “Illegality Change” has the meaning set forth in Section 2.11 of the Credit Agreement. “Increase Effective Date” has the meaning set forth in Section 2.17(a) of the Credit Agreement. “Increased Cost” has the meaning set forth in Section 2.10(a) of the Credit Agreement. “Indemnitee” has the meaning set forth in Section 6.2(b) of the Credit Agreement. “Interest Period” means each period commencing on either the Closing Date or the final day of the preceding Interest Period, as the case may be, and ending on (but excluding) the next succeeding Payment Date. “IRS” means the United States Internal Revenue Service. “Lenders” means each Original Lender (but only for so long as it holds a Commitment and/or is a registered holder of outstanding Loans) and any other Person that shall have become a “Lender” in accordance with Section 2.3(e), 2.10(c) or 8.1(d) of the Credit Agreement (but only for so long as it holds a Commitment and/or is a registered holder of outstanding Loans).

APPENDIX A Page 10 “Lender Lien” means any Lien attributable to any Lender on or against the Collateral or any portion thereof, arising out of any claim against such Lender that is not related to the Operative Documents, or out of any act or omission of such Lender that is not related to the transactions contemplated by or constitutes a breach by it of its obligations under the Operative Documents. “Lien” means any mortgage, pledge, lien, charge, encumbrance, lease, security interest or other lien of any kind on property, including any “international interest” (as defined in the Cape Town Convention). “Loans” means the aggregate outstanding principal amount of the Fundings advanced by the Lenders to the Borrower, and, with respect to each Aircraft, shall mean the aggregate outstanding principal amount of the Fundings advanced by the Lenders to the Borrower with respect to such Aircraft, which allocation may be adjusted from time to time […***…]. References to a particular Lender’s Loans shall mean the portion of the outstanding Loans held by such Lender and registered in its name. “Majority in Interest of Lenders” means, as of any date of determination, (a) so long as any Commitments have not been permanently terminated, the holders of more than 50% of the sum of (i) the aggregate principal amount of the Loans then outstanding and (ii) the undrawn Commitments and (b) after the permanent termination of all Commitments, the holders of more than 50% of the aggregate principal amount of the Loans then outstanding. The Loans and Commitments of any Defaulting Lender shall be disregarded for purposes of any determination of a Majority in Interest of Lenders. “Manufacturer” means The Boeing Company, a Delaware corporation, and its successors and assigns. “Manufacturer Agreements” means the Purchase Agreement and the General Terms Agreement. “Manufacturer’s Consent” means the Boeing Consent to Collateral Assignment of Purchase Agreement Rights, dated as of the Effective Date, among the Manufacturer, the Borrower and the Security Trustee. “Market Disruption Event” means (i) at or about noon on the quotation day for the relevant Interest Period the SOFR Administrator’s Website is not available, or (ii) any Lender advises the Facility Agent and the Borrower that Term SOFR will not adequately and fairly reflect the cost to such Lender or Lenders of funding or maintaining the Loan for such Interest Period, and certify that such inadequacy is the result of circumstances affecting the relevant interbank market generally and is not directly and solely the result of circumstances unique to such Lender or Lenders. “Maturity Date” has the meaning set forth in Schedule I to the Credit Agreement. “MAX 7 Aircraft” means each Aircraft specified in Schedule III to the Credit Agreement as being a 737-7 aircraft.

APPENDIX A Page 11 “MAX 8200 Aircraft” means each Aircraft specified in Schedule III to the Credit Agreement as being a 737-8200 aircraft. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Net Purchase Price” means, for each Aircraft (a) the […***…] but excluding (i) any amount added to such price representing amounts incorporated into each Aircraft pursuant to […***…], and (ii) any increase in […***…], less (b) any amount paid in respect of such Aircraft under Section 2.8(b)(y) of the Credit Agreement. For the avoidance of doubt, the Net Purchase Price is calculated […***…]. “New Lender” has the meaning set forth in Section 2.17(a) of the Credit Agreement. “Of Record” means, as relating to any Lien, a Lien as to which a filing has been made with the applicable governmental authority and which is in effect in order to perfect such Lien. “Operative Documents” means the Security Agreement, the Credit Agreement, the Fee Letter, the Guarantee, the Engine Manufacturer’s Consent and the Manufacturer’s Consent. “Original Lender” means each institution listed on Schedule I to the Credit Agreement and identified as an Original Lender as of the Effective Date. “Other Connection Taxes” has the meaning set forth in Section 2.3(b) of the Credit Agreement. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Operative Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment. “Partial Security Release” has the meaning set forth in Section 11.1(a) of the Security Agreement. “Participant Register” has the meaning set forth in Section 8.1(e) of the Credit Agreement. “Participation” has the meaning set forth in Section 8.1(d) of the Credit Agreement. “Past Due Rate” means, as at any date of determination and for any period of calculation, the lesser of (i) an interest rate per annum equal to the Debt Rate plus 2.0% and (ii) the maximum rate permitted by applicable law. “Payment Date” means the […***…] day of each calendar month, commencing in October 2022, up to and including the Maturity Date; provided that if any such day is not a Funding Business Day, then such Payment Date shall be the immediately succeeding Funding Business Day.

APPENDIX A Page 12 “Payoff Date” means, with respect to any Aircraft as of any date of determination, […***…]; provided that if the scheduled delivery for such Aircraft falls […***…]. “PDPs” means, in respect of any Aircraft, the pre-delivery payments required to be made to the Manufacturer in respect of the purchase of such Aircraft under the Purchase Agreement. “Percentage Share” means, for each Lender as at any time, the percentage obtained by dividing such Lender’s Commitment by the Total Commitment, determined in each case as of such time. “Permitted Investments” means each of (a) direct obligations of the United States, and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the States thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody’s or S&P (or if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a rating assigned to such commercial paper by either Moody’s or S&P (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) U.S. dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank described in clause (g) or (h) below; (g) U.S.-issued Yankee certificates of deposit issued by, or bankers’ acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States); (h) U.S. dollar- denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by Moody’s or S&P (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to U.S. dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, provided that, at the time of their purchase, such obligations are rated A or better by Moody’s or S&P (or, if neither such organization shall rate such obligations at any time, by any nationally recognized rating organization in the United States); (l) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated A or better by Moody’s or S&P (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating

APPENDIX A Page 13 organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or rated “AAA” or better by Moody’s or S&P (or, if neither such organization shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Facility Agent (or a Majority in Interest of Lenders if there is no Facility Agent) and (ii) having an average life not to exceed 15 years as determined by standard industry pricing practices presently in effect; (n) asset backed securities rated A or better by Moody’s or S&P (or, if neither such organization shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Facility Agent (or a Majority in Interest of Lenders if there is no Facility Agent); and (o) such other investments approved in writing by the Facility Agent (or a Majority in Interest of Lenders if there is no Facility Agent); provided that the instruments described in the foregoing clauses shall be in U.S. Dollars and shall have a maturity of no more than three months from the date of acquisition thereof. “Permitted Liens” has the meaning set forth in Section 3.1 of the Security Agreement. “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature. “Purchase Agreement” has the meaning set forth in Section 2.1(a) of the Security Agreement. “Register” has the meaning set forth in Section 2.6 of the Credit Agreement. “Regulatory Change” means the enactment, adoption or promulgation, after the Effective Date (in the case of the Original Lenders) or the date a Lender acquires its Commitments and/or Loans following the Effective Date as shall enable it to obtain compensation pursuant to Section 2.10 to the extent the transferor Lender was entitled thereto at the time of transfer, of any law or regulation by a United States Federal or state government or by the government of the Lender’s jurisdiction of organization, or any change, after the Effective Date (in the case of an Original Lender) or the date a Lender acquires its Commitments and/or Loans after the Effective Date (or such earlier date), in any such law or regulation, or in the interpretation thereof by any governmental authority, central bank or comparable agency of the United States or the Lender’s jurisdiction of organization charged with responsibility for the administration or application thereof, that shall impose, modify or deem applicable (a) any reserve (including, without limitation, any reserves arising from the imposition of reserves pursuant to Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time), special deposit or similar requirement against extensions of credit or other assets of, or deposits with or other liabilities of, such Lender including, or by reason of, its Loans or (b) any capital or liquidity adequacy requirement requiring the maintenance by such Lender of additional capital or liquidity in respect of its Loans. For the avoidance of doubt, such Regulatory Change will not include the implementation of directives promulgated by the Basel Committee on Banking Supervision pursuant to the bank regulatory framework commonly known as Basel II, but will be

APPENDIX A Page 14 deemed to include the implementation of the bank regulatory framework commonly known as Basel III, the bank regulatory framework commonly known as Basel IV and the Dodd-Frank Wall Street Reform and Consumer Protection Act (except to the extent that any specific laws or regulations implementing portions of Basel III, Basel IV or the Dodd-Frank Wall Street Reform and Consumer Protection Act are required as matter of law to be complied with by banks generally in the applicable jurisdiction as of the Effective Date (or, in the case of a Lender that acquires its Commitments or its Loans after the Effective Date, having the force of law as of the date such Lender acquires its Commitments and/or Loans)). “Related Indemnitee Group” has the meaning set forth in Section 6.2(b) of the Credit Agreement. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. “Relevant Lender” means a commercial bank or other financial institution regularly engaged in the making of commercial loans that (A) is organized under the laws of an Applicable Jurisdiction and (B) is entitled to a complete U.S. federal withholding Tax exemption for all income derived by it from the transactions contemplated by the Operative Documents (I) under an income tax treaty in effect between the United States and such Applicable Jurisdiction or (II) in the case of a financial institution that is not a commercial bank described in Section 881(c)(3)(A) of the Code, under the “portfolio interest” exemption under Section 881(c) of the Code (or, if the transferor Lender that transferred its interest or any portion thereof in its Commitment or its Loan to such Person is not entitled to a complete exemption on such date solely as a result of a Tax Law Change, (i) such Person would, but for a Tax Law Change after the Effective Date, have been entitled on the date of such transfer to a complete exemption from U.S. federal withholding Tax for all income derived by it from the transactions contemplated by the Operative Documents under an income tax treaty, as in effect on the Effective Date, between the United States and an Applicable Jurisdiction and (ii) other than in the case of a Person who acquires its interest in a Commitment and/or Loan as a result of a transfer or change in a lending office (a) required by this Credit Agreement or another Operative Document or (b) made at the request of the Borrower, such Person is not on the date of such transfer entitled to amounts pursuant to Section 2.3 of the Credit Agreement in excess of the amounts to which the transferor Lender is entitled on such date). “Released Aircraft” has the meaning set forth in Section 11.1(a) of the Security Agreement. “Responsible Officer” means, with respect to the Borrower, its Chairman of the Board, its President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, any Vice President, any Assistant Vice President, the Treasurer, the Secretary or any other management employee (a) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of the Borrower, (b) working under the supervision of such Chairman of the Board, President, Executive Vice President, Senior Vice President, Chief Financial Officer, Vice President, Assistant Vice President, Treasurer or

APPENDIX A Page 15 Secretary and (c) whose responsibilities include the administration of the transactions and agreements contemplated by the Credit Agreement and the Security Agreement. “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers. “Restricted Lender” has the meaning set forth in Section 13.5 of the Credit Agreement. […***…] […***…] “S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of the McGraw- Hill Companies, Inc. and any successor thereto. “Sanctioned Country” means a country or territory which is, or whose government is, the subject or target of any Sanctions broadly restricting or prohibiting dealings with such country, territory or government. “Sanctioned Person” means any Person with whom dealings are restricted or prohibited under Sanctions, including (a) any Person listed in any Sanctions-related list of designated or identified Persons maintained by the United States (including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the U.S. Department of Commerce), […***…] or any jurisdiction applicable to the Borrower or the Guarantor from time to time, (b) any Person located, organized or resident in, or any Governmental Entity or governmental instrumentality of, a Sanctioned Country, or (c) any […***…] or more directly or indirectly owned by, controlled by, or acting for the benefit or on behalf of, any Person described in clauses (a) or (b) hereof. “Sanctions” means economic or financial sanctions, sectoral or secondary sanctions, or trade embargoes or anti-terrorism laws, or restrictive measures enacted, imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce or through any existing or future Executive Order, […***…] or any jurisdiction applicable to the Borrower or the Guarantor from time to time. “Scheduled Delivery Month” means, with respect to each Aircraft, the date listed under the column with the heading “Original Scheduled Delivery Month” opposite such Aircraft in the table set forth on Schedule II in the Credit Agreement; […***…] “Scheduled Repayment” has the meaning set forth in Section 2.2 of the Credit Agreement. “Securities Act” has the meaning set forth in Section 2.6 of the Credit Agreement. “Secured Amounts” means, collectively, all amounts payable by the Borrower to any Lender, the Facility Agent or the Security Trustee under the Credit Agreement and the Security Agreement.

APPENDIX A Page 16 “Secured Parties” means, collectively, the Security Trustee, the Lenders and the Facility Agent. “Security Agreement” means the Purchase Agreement Assignment and Security Agreement, dated as of the Effective Date, between the Borrower and the Security Trustee, including all annexes, schedules, exhibits, appendices and supplements thereto, all as amended, modified or supplemented in accordance with the applicable provisions thereof. “Security Trustee” has the meaning set forth in the introductory paragraph of the Credit Agreement. “Security Trustee Liens” means any Lien attributable to Bank of Utah or the Security Trustee with respect to the Collateral (or any portion thereof) or any interest therein, arising as a result of (i) Taxes or claims against Bank of Utah not related to its interest in, or the administration of, the Collateral pursuant to the Security Agreement, (ii) acts of the Security Trustee not permitted by, or failure of the Security Trustee to take any action required by, the Operative Documents to the extent Bank of Utah would be subject to liability under Section 7.1 of the Security Agreement for such actions or inactions, (iii) acts of the Security Trustee not permitted by, or failure of the Security Trustee to take any action required by, the Operative Documents to the extent Bank of Utah would not be subject to liability under Section 7.1 of the Security Agreement for such actions or inactions, (iv) claims against Bank of Utah relating to Taxes based upon or measured by the fee received by Bank of Utah for acting as Security Trustee, (v) claims against the Security Trustee relating to Taxes or Claims (other than as set forth in subsection (ii)) or (vi) claims against the Security Trustee arising out of the transfer by the Security Trustee of all or any portion of its interest in the Collateral (other than as set forth in subsection (ii)). “SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). […***…] “Successor” has the meaning set forth in Section 11.1(q) of the Credit Agreement. “Tax” and “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto. “Tax Law Change” has the meaning set forth in Section 2.3(b) of the Credit Agreement. […***…] “Term SOFR” means, for any calculation with respect to a Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities

APPENDIX A Page 17 Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 10:00 a.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Facility Agent in its reasonable discretion). “Term SOFR Funding” means a Loan that bears interest at the applicable Term SOFR Rate. “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Term SOFR Rate” means, for the relevant Interest Period, the sum of (a) the Term SOFR applicable to such Interest Period, plus (b) the Applicable Margin; provided that the Term SOFR Rate before an Event of Default or the Maturity Date shall be expressed as an annual rate. “Total Commitment” means, at any time, the sum of the Lenders’ Commitments at such time (disregarding for purposes of this determination the Commitment of any Defaulting Lender). “Transfer Supplement” has the meaning set forth in Section 8.1(d) of the Credit Agreement. “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder. “UCC” means the Uniform Commercial Code, as in effect in any applicable jurisdiction. “UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “United States” and “U.S.” each means the United States of America.

APPENDIX A Page 18 “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(3) of the Code. “U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.3(d)(ii)(C). “Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation.